Exhibit 99.(27)(f)(1)

Schee STATE OF MICHIGAN GRETCHEN WHITMER DEPARTMENT OF INSURANCE AND FINANCIAL SERVICES San CPOs GOVERNOR DIRECTOR LANSING January 25, 2024 I have reviewed the attached documents, and hereby certify they are true and accurate copies of the file with the Director of the Department of Insurance and Financial Services. SSK Moen Kathy Moua » (J : Administrative Assistant Office of Insurance Evaluation Street/Delivery Address: 530 W. ALLEGAN STREET, 7" FLOOR, LANSING, MICHIGAN 48933 Mailing Address: P.O. BOX 30220, LANSING, MICHIGAN 48909-7720 www.michigan.govidifs » TOLL FREE 877-999-6442 » LOCAL 517-284-8800

FIS 0061 (04/13) [> >artment of Insurance and Financial Services ww CERTIFICATION OF ARTICLES OF P. O. Box 30220 INCORPORATION OR AMENDMENTS TO Lansing, MI 48909 ARTICLES OF INCORPORATION |, Anita G. Fox, Director have examined the Amended and Restated Articles of Incorporation and Redomestication of Aspida Life Insurance Company and certify that the same is in accordance with the requirements of the act under which this company is organized. Signed this 22"¢ day of April, 2022 at Lansing, Michigan ine? % tony mete gat Mee, Anita G. Fox, Director

C ® RECEIVED FEB 28 apy U NSURANCE EVALUATION DIVISION STATE OF MICHIGAN Department of Attorney General Lansing, Michigan ¥ Berebp Certify, That I have examined the AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REDOMESTICATION OF ASPIDA LIFE INSURANCE COMPANY and find the same in accordance with the requirements of the statutes of the State of Michigan and not in conflict with the Constitution of this State. Dated at Lansing, Michigan, this 25th day of February, 2022. Aaron W. Levin Assistant Attorney General No. 1012

DocuSign Envelope ID: BASDOAN GBS A-4AD4-Aco2-Fa0C81 000318 : —_ FIS 0066 (06/15) Department of Insurance and Financial Services (Page 1 of 2) Amendment or Restatement of R E C E IVE Dees and attachments must accompany this filing. Ghichigan Articles of Incorporation Please use the checklist and remittance stub on i DEC 27 2021 page 2 of this form to complete your filing. Validation code: 96-22-88 25.00 INS! Name of Corporation This corporation is organized under the provisions of Public Act 218 of 1956, as amended; Chapter _500 Aspida Life insurance Company P Details about meeting where amendment vote was taken: The vote on amendments was: The resolution was in the form of a Date of meeting: unanimous written consent and as such, the vote passed. L] Annual XK] Special December 15, 2021 In person By proxy Total City meeting was held in: Votes FOR 2 0 2 Resolution was in the form of a unanimous written consent Votes AGAINST so there was not a physical meeting location. 0 0 0 THE ARTICLES OF INCORPORATION ARE TO BE AMENDED AS FOLLOWS: (attach additional sheets if necessary) Amending only-List article amended, and state the amendment. Amending & Restating-List article amended, and state the amendment, then restate articles including amendment. Corporate Cartification We certify that we are the president and secretary of this corporation, transacting business under Michigan Public Act 218 of 1956 as amended. Notice of the intention to amend the articles of incorporation was given to the members or stockholders of this corporation in compliance with §500.5214 of the Michigan Insurance Code. After providing proper notice, a meeting was held and it was resolved by the required vote of stockholders or members to amend or restate the articles of incorporation, details of which are described above. Signature of the President of the corporation Date Signature of the Secretary of the corporation Date Dawid. Reilly 12/17/2021 Kyau. Murick 12/17/2021 President's name typed or printed Secretary's name typed or printed David Reilly Ryan Myrick P.A, 218 of 1956 as amended requires submission of this form by domestic insurance corporations that intend to amend their articles of incorporation. Amendments are not approved until this form is filed with, and approved by, the director. Michigan Department of insurance and Financial Services el DIFSO===== Acaiitary wide, services anal i are. tobe pean Fem ichanls with Be 8 8 ee SS Visit DIFS online at: www.michigan.gov/difs Phone DIFS toll-free at: 877-999-6442

Ms « “&, “ “> Yy AMENDED AND RESTATED ARTICLES OF INCORPORATION’ AND ee “i Ly REDOMESTICATION %, re) The name of the corporation is ASPIDA LIFE INSURANCE sonar Bags “Corporation”). So, The undersigned Corporation and persons of full age, and pursuant to action by the Corporation’s board of directors (the “Board”) and sole stockholder, and any required approvals of the Director of the Department of Insurance and Financial Services of the State of Michigan, do make and acknowledge and verify these Restated Articles of Incorporation and Redomestication (these “Articles”) for the purpose of changing the state of domicile of the Corporation from the State of California to the State of Michigan and restating the Amended and Restated Articles of Incorporation of the Corporation, dated December |, 2021. This restatement of the Amended and Restated Articles of Incorporation and Redomestication of the Corporation was adopted by the sole stockholder of the Corporation on the 7th day of January, 2022, in the manner prescribed by law. New Articles X and XI have been added. Articles I through IX have been amended and restated in their entirety to read as follows. ARTICLE I The Corporation was incorporated in the State of California on August 14, 1956. The Corporation’s articles of incorporation were last amended and restated on December |, 2021 and filed with the Secretary of State of the State of California on December 1, 2021. The following persons incorporated the Corporation at its inception: Maxwell C. King — 100 South Poinsettia Place, Los Angeles 36, California Elliott Taylor — 1601 East Loma Alta Drive, Altadena, California S. Arch Richards — 1225 Descanso Drive, La Cafiada, California E. A. Smith — 1038 South Dunsmuir Avenue, Los Angeles 19, California B. D. Beckerlegge — 4329 Vista Place, La Cafiada, California ARTICLE I The name of Corporation by which it shall be known in law is Aspida Life Insurance Company, and its principal office for the transaction of business shall be 201 Townsend Avenue, Suite 900, Lansing, MI 48933.

w J ARTICLE III The Corporation is organized for the following purposes, as authorized by Chapter 6, Act No. 218, of the Public Acts of 1956, as amended, namely: To transact life insurance, including the issuance and servicing of policies of insurance upon the lives and health of persons and every insurance pertaining thereto; to grant, purchase or dispose of annuities; to issue and service policies of life and endowment insurance and contracts for the payment of annuities and pure endowments, and contracts supplemental thereto; to issue and service insurance against bodily injury or death by accident, or against disability on account of sickness or accident, including also the granting of specific hospital benefits and medical, surgical and sickness benefits; to issue policies, certificates and contracts in connection with the same on a participating or non-participating basis; to reinsure any risk authorized to be undertaken by the Corporation and to grant reinsurance on any such risk undertaken by any other insurer; and, in general, to carry on any other lawful activity whatsoever in connection with the foregoing or which is calculated directly or indirectly to promote the interest of the Corporation or to enhance the value of its properties and to have and exercise all the rights, powers and privileges, which are now or may hereafter be conferred by the laws of Michigan upon corporations formed under the Act herein before referred to. ARTICLE IV The term of existence of the Corporation shall be perpetual. ARTICLE V The annual meeting of the stockholders of the Corporation shall be held in each year at such time and location as best suits the convenience of the directors for the purposes of electing directors and for the transaction of any other business that may lawfully come before the meeting. The annual meeting of the stockholders shall be held on a regular business day, or at such other time as the Board may determine. ARTICLE VI In addition to the powers and authorities herein or by statute expressly conferred upon them, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Michigan, of these Articles, and of the By-Laws of the Corporation. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15), at least one (1) of which shall be a resident of Michigan. Thereafter, within the limits specified, the number of directors shall be determined by resolution of the Board. The directors shall be elected by the stockholders, each of whom shall be entitled to one vote, by person or by proxy, for each director to be elected multiplied by the number of shares owned by the stockholder. Vacancies oceurring in the Board may be filled by a majority of the directors then in office, though less than a quorum, and a director so chosen shall hold office for the unexpired term of his predecessor in office and until his successor is duly elected and shall qualify. Ww ww ww A majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as herein provided. The directors may by resolution passed by the majority of the whole Board, designate three (3) or more directors or officers of the Corporation to constitute an executive and/or other committee who, to the extent provided in such resolutions, shall have and exercise the authority of the Board in the management and business of the Corporation between the meetings of the Board; subject, however, to such limitations and control as the Board may, from time to time, impose. ARTICLE VII The business of the Corporation shall be conducted by the officers under the direction and control of the Board. The officers shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, and such other officers as the directors may deem necessary, who shall each be appointed by the Board at its first meeting after each regular annual meeting of the stockholders. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed, or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office, may be made by the Board at any later meeting. Each officer shall hold office at the pleasure of the Board. The President shall be chosen among the directors, but no other officer need be a director. Any two (2) of the above offices except those of the President and Vice President may be held by the same person. ARTICLE VI The capital stock of the Corporation shall be twenty-five thousand (25,000) shares of Common Stock of the par value of one hundred dollars ($100.00) per share. The authorized shares of Common Stock of the par value of one hundred dollars ($100.00) per share are all of one (1) class, with equal voting powers, and each such share shall be equal to every other such share. The Corporation shall not commence business until twenty-five thousand (25,000) shares have been sold and paid in at a price of one hundred dollars ($100.00) per share, for a total paid-in capital of two million five hundred thousand dollars ($2,500,000). ARTICLE IX The Board is hereby empowered to authorize the issuance from time to time of shares of capital stock of the Corporation, whether now or hereafter authorized, for such consideration as said Board may from time to time deem advisable, subject to limitations and restrictions, if any, as may from time to time be prescribed by the laws of the State of Michigan, these Articles and/or By-Laws of the Corporation. ARTICLE X These Articles may be amended at any annual meeting of the stockholders, or at a special meeting called by the Board for that purpose, provided the substance of the proposed amendment shall have been stated in the notice of the meeting.

ARTICLE XI Directors are not personally liable to the Corporation or its stockholders or policyholders for monetary damages for a breach of said director’s fiduciary duty. [Remainder of page left blank intentionally. Signature page follows]

we w IN WITNESS WHEREOF, I, Lori McAllister, counsel to Aspida Life Insurance Company, by affixing my signature below on this_/7 t#Gay of February, 2022, do hereby certify that the Restated Articles of Incorporation and Redomestication herein were duly authorized by the written consent of the sole stockholder of Aspida Life Insurance Company that would have been entitled to vote at a meeting of stockholders for the purpose of authorizing said Restated Articles of Incorporation and Redomestication. DME Mb Lori McAllister, Counsel On this 17th day of February, 2022, before me, a notary public in the County of Ingham, State of Michigan, appeared Lori McAllister, known to me to be the person named in and who executed the foregoing instrument, and acknowledged that he executed the same freely and for the intents-and purposes therein mentioned. Clinton County, State of Michigan My Commission Expires: 8/8/2027 Acting in Ingham County

Ne / IN WITNESS WHEREOF, I, Madison S. Laskowski Acting Secretary of Aspida Life Insurance Company, by affixing my signature below on this 17th day of February, 2022, do hereby certify that the Restated Articles of Incorporation and Redomestication herein were duly authorized by the written consent of the sole stockholder of Aspida Life Insurance Company that would have been entitled to vote at a meeting of stockholders for the purpose of authorizing said Restated Articles of ation Redomestication. Madison S, Laskowski_Acting Secretary On this 17" day of February, 2022, before me, a notary public in the County of Ingham, State of Michigan, appeared Madison S. Laskowski, known to me to be the person named in and who executed the foregoing instrument, and acknowledged that she executed the same freely and for the intents and purposes therein mentioned. se YY omiwApo2o. Karlene K, Zale, Notary P lic Clinton County, State of Michigan My Commission Expires: 8/8/2027 Acting in Ingham County